Exhibit 99.2
Qumu Corporation
Third Quarter 2021
Earnings Conference Call
October 28, 2021

Operator

Welcome to Qumu’s third quarter 2021 conference call. My name is Kevin, and I will be your operator this afternoon. Joining us is Qumu’s President and CEO TJ Kennedy, COO Rose Bentley, and Matt Glover from Gateway Investor Relations.

At this time, all participant lines are in listen-only mode. After the speaker presentation, there will be a question-and-answer session. To ask a question during the session, you will need to press *1 on your telephone. If you require any further assistance, please press *0.

I would now like to turn the call over to Matt Glover. Sir, you may begin.

Matt Glover – Qumu Investor Relations

Thanks, operator, and good afternoon, everyone.

After the market close today, Qumu issued a press release announcing its financial results for the third quarter ended September 30, 2021, a copy of which is available on the Investor Relations section of the company’s website.

During today’s call, management will make certain statements with respect to the Company’s expected financial results, the Company’s go-to-market strategy, and efforts designed to increase the company’s traction and penetration with customers. These statements are forward-looking and involve a number of risks and uncertainties that could cause actual results to differ materially.

Please note these forward-looking statements reflect management’s opinions only as of the date of this call, and the Company undertakes no obligation to publicly update or revise any forward-looking statements -- whether as a result of new information, future events, or otherwise, except as required by law.

Please refer to Qumu’s SEC filings, specifically its Form 10-K and financial results press release, for a more detailed description of risk factors that may affect the Company’s results.

During the call today, management will discuss adjusted EBITDA, a non-GAAP financial measure. In the Company’s press release and filings with the SEC, both of which are posted on the Company’s website, you will find additional disclosures regarding this non-GAAP measure, including a reconciliation of this measure with its comparable GAAP measure. Non-GAAP financial measures are not intended to be considered in isolation from --- a substitute for --- or superior to GAAP results. The Company encourages you to consider all measures when analyzing its performance.

I would like to remind everyone that this call is being recorded and will be made available for replay via a link available in the investor relations section of Qumu’s website.

Now I will turn it over to Qumu’s President and CEO TJ Kennedy.

TJ Kennedy – President and CEO

Thank you, Matt. And good afternoon to everyone participating in today’s call.

Our financial results for the third quarter reflect the continued execution of our strategic plan to grow our cloud business and scale our SaaS recurring revenue base. Today, we have a growing SaaS ARR business, which totaled $13.1 million at quarter end, up 19% year-over-year.

Operationally, our partner and direct sales motions are gaining traction, while our customer success efforts are deepening relationships and further driving growth in our subscription ARR and cloud conversions. The cost-

optimization measures we implemented in Q3 are also now taking effect as demonstrated by the 9% sequential decrease in operating expenses we recorded during the period. Put together, we are clearly on our way to creating an even more focused, nimble, and efficient organization.

When we started the journey on our strategic plan in Q3 2020, we were in a very different place regarding our SaaS business than where we are today. In 2020, SaaS revenue as a percentage of recurring revenue that was SaaS was at 41%. For Q3, SaaS revenue, as a percentage of recurring revenue, was 52% and we expect SaaS revenue to be above 50% of recurring revenue for the full year.

Q2 2020 SaaS ARR was $9.7M, which we grew to $11.0M in Q3 2020 and we have steadily grown our SaaS ARR to $13.1M by the end of Q3 2021. Our focus is to successfully transform Qumu into a SaaS first company that drives the future of work with enterprise video and continue to drive SaaS ARR growth. As we continue to execute on our strategic plan we will be laser focused on our customers driving more value in the cloud for them while growing our SaaS ARR.

Now, before we dive further into our operational initiatives and outlook, let me provide more color on our financial performance for Q3.

Subscription, maintenance, and support revenue was $5.1 million, an increase of 2% compared to the $5.0 million in Q2 2021 and an increase of 1% compared to $5.0 million in Q3 of last year.

Total revenue in the third quarter was $6.4 million, an increase of 10% compared to $5.9 million in Q2 2021 and a decrease of 3% compared to $6.6 million in Q3 of last year.

Looking at our SaaS metrics….

Subscription ARR increased 19% in Q3 to $13.1 million from $11.0 million in Q3 last year. The 19% growth was primarily driven by cloud conversions and cloud expansion.

At quarter end, our SaaS Gross Retention Rate, or GRR, was 94% compared to 91% at end of Q3 last year. Our SaaS Net Retention Rate, or NRR, was approximately 119%, consistent with the end of Q3 last year. And, finally, our SaaS Dollar Value Retention was 101% compared to 99% at end of Q3 2020.

Looking at our margins…

Q3 2021 Gross margin was 76%, an improvement compared to 74% in Q2 2021 and 75% in Q3 of last year. The gross margin increase was primarily due to a larger mix of higher margin cloud subscription revenues.

Looking at our costs, as I noted in my earlier remarks, the cost-optimization measures we implemented during Q3 drove a 9% sequential decrease in our operating expenses. While we are always going to look for ways or areas to improve efficiencies across our organization, as of today we are not planning to implement further cost-cutting measures.

Turning to our profitability metrics…

Net loss for the quarter totaled $(3.7) million, or $(0.21) loss per basic share and diluted share. This compares to net loss of $(4.3) million, or $(0.24) loss per basic share and $(0.30) loss per diluted share, for Q2 2021 and net loss of $(1.9) million, or $(0.14) loss per basic and diluted share, in Q3 2020. The year over year increase in loss per diluted shares was expected as we transition the company to the cloud and a recurring revenue SaaS subscription business.

Adjusted EBITDA loss, a non-GAAP measure, was $(3.5) million, compared to a loss of $(4.5) million in the prior quarter and a loss of $(839,000) in Q3 last year.

We ended the quarter with $18.2 million in cash and no borrowings on our revolving credit facility. We believe we have sufficient cash and capital resources to execute on our strategic plan to a cloud first and SaaS subscription business.

Now that I’ve covered the highlights and financial results, I’ll turn it over to our COO Rose Bentley to discuss the ongoing implementation of our strategic plan and the traction we’re have on key initiatives.

Rose Bentley – Chief Operating Officer

Thank you, TJ. Good afternoon, everyone. It’s great to be here with you today.

Now that TJ has covered the SaaS transition and financial details, let me provide an update on some of the key areas within our transformation and our growth strategy. As a reminder, our team has been focused on transforming Qumu into a subscription business centered around our customers and our partners.

I’ll begin with an update on our growth strategy, and how we are driving new logo generation and building pipeline. Last quarter we increased our emphasis on inbound marketing and our initiatives are gaining traction. We are creating better brand awareness, already evidenced by a significant uptick in website traffic, as well as engagement across our social media channels and organic search performance. It’s because of these concerted efforts we are driving more lead flow which is generating pipeline to support our growth and transformation.

Our entire focus for sales, marketing and customer success is to ensure that our customers are at the center of all our decision-making, and that by listening to our customers voice we will continue to deliver innovation and a differentiated customer experience.

Our continued marketing and sales efforts are showing signs of traction and giving us the opportunity to also focus on inspiring our partners to choose, prefer and advocate for Qumu.

Another key focus for our transformation is meeting our customers where they are in their cloud journey. This focus will help us support our customers and drive us towards long-term reliability and maintainability. Over time, supporting our customers on their cloud journey will help us grow our SaaS business. We have had great success migrating customers to the cloud which has grown our SaaS ARR. Some of the most successful initiatives include providing highly experienced professional services to ease the process.

Along that line, we expect to grow our professional services as we help more and more customers embrace digital transformation in new remote and hybrid work environments. Delivering value through professional services to our customers is a useful tool to get deeper with customers and ensure they are maximizing the full capabilities of our platform.

As we’ve noted previously, one of the most important initiatives we’re executing on is extending Qumu's footprint and value to customers through strategic partnerships and alliances. We have put a focus on building out partnerships and scaling Qumu’s channel to ensure we deliver innovation and a differentiated experience for our customers.

Our largest customer win in Q3 was through our partner, GovSmart, a provider of IT products and services to the Federal Government and its prime contractors. Partner-led customer wins demonstrate the effectiveness of our partner-first strategy and its ability to augment our direct sales efforts. Importantly, the partner-led sales process is much more frictionless and accelerated because our partners know their customers’ needs, and already have a contractual relationship in place. It’s because of this dynamic that we have placed even more emphasis on expanding our channel-led salesforce to scale our customer footprint and create new and larger revenue opportunities for Qumu more rapidly.

To ensure we attract innovative partners and enable our partner strategy, in Q3 we launched our new channel program which includes partner incentives, customer benefits, operational support, and market development funds to help us further penetrate further the medium and large enterprise markets.

Our differentiated partner program helped us secure our recently announced partnership with TD SYNNEX, a leading distributor and solutions for the IT ecosystem, to bring Qumu’s platform to their reseller distribution ecosystem. This is an exciting partnership for us as more than 150,000 resellers within TD SYNNEX’s ecosystem now have access to enterprise-grade video, filling a critical market need as organizations look to adopt video technology to collaborate with employees, customers, and partners in more engaging ways. TD SYNNEX offers the scale and purchasing efficiencies to attract large-scale OEMs and accelerate technology adoption of Qumu’s solution, especially among enterprise customers. TD SYNNEX is the perfect addition to our enhanced channel program, thanks to its deep roots in the reseller market and expertise in helping organizations accelerate the adoption of enterprise technology solutions that meet their critical business needs and fit within the rapidly evolving IT ecosystem.

Beyond the critical role partnerships are playing, our customer success team remains an equally important component of our strategic plan. This team has been making it their mission to deliver ongoing value along the customer journey – yielding increased product usage, higher NPS, and on-time renewals. In fact, in Q3 we had our best on-time renewals as an organization which surpassed our previous record achieved just in the prior quarter. Our customer success initiatives improved our ability to deliver additional value for our existing customers, which has led to increased retention of our SaaS customers and will drive the SaaS subscription engine we’re building.

Our customer success team is not only focused on delivering on-time renewals, meeting our customers where they are on their cloud journey, and creating value along the customer journey, but they are consistently looking for new approaches to engage customers earlier and more often in innovative ways. A good example of this is what we did for one of our customers, a large insurance company, who worked with our customer success team to successfully migrate to the Cloud. Now that they are migrated to the cloud and seeing improved performance, they will continue to leverage us for CEO town-halls plus they will be moving us to their de facto async library for use across multiple brands. Vodafone is another illustrative example, who was a Qumu customer for seven years and successfully transitioned to our cloud solution in the wake of the pandemic. Vodafone uses our solution to bridge the gap of communication across their 100,000 employees with both synchronous and asynchronous video to both internal and external audiences from one platform.

As you can see, our commitment to providing ongoing value to our customers will ensure we have the foundation we need to build upon and will in turn give us the ability to maintain focused on our direct sales and marketing efforts while allowing us to be more strategic with our partner led initiatives.

And with that, I’ll turn it back to you, TJ.

TJ Kennedy - President and CEO

Thank you, Rose.

It’s become abundantly clear that video is mission critical for enterprise communications and the new standard is work from wherever, whenever. We believe we’re still in the early days of a revolutionary transition where video is the central hub of business communications whether it be for synchronous and asynchronous events.

We’ve seen the innovators and early adopters recognize the power of video – brands like CVS, AT&T, Toyota, and Vodafone, whom Qumu is proud to call customers. We’ve seen early adopters and large enterprises make the transition to cloud. Over the next three years, we believe the rest of the market will begin implementing enterprise-video grade solutions at scale. It’s because of this massive opportunity and innovation in the market that we’re seeing consolidation in the space, including Microsoft’s recent purchase of Peer5.

Today, the world’s most trusted and well-known brands rely on Qumu to deliver seamless video experiences that manage, secure and measure content. We have the right plan and sufficient resources to execute on our plan. We have the dedicated leadership team with the right experience who are successfully executing the plan to build a world-class SaaS business.

The execution of our strategic plan and cloud-first focus has enabled us to deliver strong SaaS growth and established strong momentum for the balance of 2021 and into next year. As Rose highlighted, our partner and direct go-to-market motions, targeting both large and medium enterprises are gaining traction. Our customer success efforts are deepening customer relationships and driving growth in our subscription ARR and on-prem to cloud conversions.

As we continue to transform our business, we remain focused on delivering robust SaaS revenue growth. We are scaling our SaaS business through our direct sales team, our customer success and account management organization, and our enhanced channel and partnership ecosystem. Together, these elements will enable us to accelerate the value we can deliver to our customers.

We believe SaaS businesses are built on strong foundations of process, people, and technology, and I can confidently say we have the foundation for our long-term success.

Looking ahead, we remain on track to achieve continued SaaS ARR growth and our SaaS revenue mix goals. This includes growing our SaaS recurring revenue as a percentage of our recurring revenue to 50% this year, 60% by the end of 2022, and 70% by the end of 2023. Longer term, we are confident that Qumu will emerge as a subscription driven, growth company operating at scale, benefiting from high-margin recurring revenues, sustainable and growing cash flow and adjusted EBITDA, and net income profitability.

We will now take your questions. Operator, please provide the appropriate instructions.

Operator

[Q&A session]

Thank you. At this time, this concludes the company’s question-and-answer session. If your question was not taken, please contact Qumu's IR team at QUMU@gatewayir.com.

I would now like to turn the call back over to Mr. Kennedy for his closing remarks.

TJ Kennedy – President and CEO

Thanks, operator, and thank you everyone for joining our call this afternoon. I look forward to speaking with you again soon.

Forward-Looking Statements
This communication contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the expected use and adoption of video in the enterprise, the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, the demand for the Company’s products or software, or the success of go-to-market strategies or the other initiatives in the Company’s strategic roadmap. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.